UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2022

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Joint Press Release

On November 1, 2022, Benefitfocus, Inc. (the “Company”) and Voya Financial, Inc. (“Parent”) issued a joint press release announcing their entry into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Parent, and Origami Squirrel Acquisition Corp, a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approval required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s customers, suppliers, business relationships, operating results and business generally; (iv) the risk that the proposed acquisition disrupts the Company’s current plans and operations and the potential difficulties in the Company’s employee retention as a result of the proposed acquisition; (v) the risk related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; (viii) the risk that the proposed acquisition will not be consummated in a timely manner; (ix) macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, including the recent war in Ukraine and any escalation thereof, cyber terrorism or cyber attacks, epidemics and pandemics, and other matters beyond the Company’s control; and (x) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended December 31, 2021 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed acquisition, the Company will file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A and other relevant documents. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2022. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed acquisition when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated November 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFITFOCUS, INC.

Date: November 2, 2022	By:	/s/ Alpana Wegner
Name: Alpana Wegner
Title: Chief Financial Officer

Exhibit 99.1

NEWS RELEASE

Voya Financial to acquire Benefitfocus, Inc.

•	Acquisition accelerates Voya’s strategy in health and wealth solutions, adding broad-based benefits administration capabilities that extend its reach across workplace benefits and savings.

•

Benefitfocus presents a strong foundation for customer-centered growth, with Voya’s technology resources, digital capabilities, and operational expertise driving significant client service and value-creation opportunities.

•	Transaction will be immediately cash accretive to Voya’s adjusted operating earnings per share, even before future revenue synergies.

NEW YORK and CHARLESTON, South Carolina, Nov. 1, 2022 — Voya Financial, Inc. (NYSE: VOYA), a leading health, wealth and investment company, and Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading cloud-based benefits administration technology company that serves employers, health plans and brokers, today announced that the companies have entered into a definitive agreement for Voya to acquire Benefitfocus.

Under the terms of the agreement, Voya will acquire all outstanding shares of Benefitfocus common stock for $10.50 per share in an all-cash transaction valued at approximately $570 million, inclusive of Benefitfocus debt and outstanding preferred shares.

Benefitfocus serves the leading brokerage and consulting firms in the health and benefits industry and, through its employer and health plan customers, touches more than 25 million lives on its platform. Combined with its own existing workplace customers, Voya will now serve approximately 38 million individuals or roughly one in 10 Americans following completion of the acquisition.

“Our acquisition of Benefitfocus is an exciting opportunity to accelerate our workplace-centered strategy and increase our capacity to meet the growing demand for comprehensive benefits and savings solutions at the workplace,” said Heather Lavallee, president and CEO-elect, Voya Financial, Inc. “Benefitfocus’ exceptional talent, strong capabilities, and extensive reach across the benefits industry will expand Voya’s ability to deliver innovative solutions for employers and health plans, and help improve the financial, physical, and emotional wellbeing of their employees and members. At the same time, Voya’s technology resources, digital capabilities, and operational expertise will add tremendous value to Benefitfocus as it seeks to accelerate its growth and delivery of world-class services to more clients and partners.”

“We are excited to become part of Voya – bringing Benefitfocus’ portfolio of innovative solutions and services to support the health and wellbeing of more customers through the creation of an end-to-end continuum of offerings across health, wealth and investment,” said Matt Levin, president and CEO, Benefitfocus. “This transaction delivers significant and immediate value for our shareholders, broader opportunities for our associates, and strengthens our go-to-market offering with Voya’s platform of workplace-centered services and solutions.”

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Transaction benefits for clients and intermediaries

Voya recognizes the importance of maintaining and expanding the freedom of choice that employers and intermediary partners have today when selecting the benefit options that are right for their employees and clients. Benefitfocus will operate as a distinct business under Voya’s ownership, with continuity in the existing Benefitfocus management team and a reaffirmed commitment to Benefitfocus’ broker, advisor, and carrier relationships.

“This acquisition allows us to expand our capabilities and insights for our customers, while preserving the strength and breadth of our distribution reach,” said Rob Grubka, CEO, Health Solutions, Voya Financial, Inc. “Our commitment to an open-architecture, product-agnostic approach at Benefitfocus, and to maintaining strategic partnerships with both clients and intermediaries, is unwavering. Voya will continue to offer valuable and competitive benefit products and solutions, and we will do so across industry platforms and in partnership with brokers.

“The capabilities and expertise that we gain with Benefitfocus as part of the Voya family will allow us to better serve other benefits administration providers; help brokers with their value proposition to employers; and create powerful, connected experiences with customers and partners across the workplace benefits industry,” added Grubka.

Financial highlights and terms

In addition to its significant strategic benefits, the transaction is expected to be immediately accretive, on a cash basis, to Voya’s adjusted operating earnings per share relative to buybacks and before any future revenue synergies are considered.1 The transaction — which represents a purchase price premium of approximately 49% over Benefitfocus’ closing stock price as of Oct. 31, 2022 — was unanimously approved by Benefitfocus’ board of directors, is expected to close in the first quarter of 2023, and is subject to customary closing conditions, including approval by Benefitfocus’ shareholders.

“Importantly, this transaction aligns with and supports Voya’s commitment to pursuing acquisitions that are both highly strategic and also accretive relative to share repurchases. We continue to prioritize disciplined capital management and deployment in support of our growth plans and to create greater value for all of our stakeholders. Following the completion of the transaction, we will continue to pursue capital deployment actions that build upon our track record of delivering strong value and returns for our shareholders,” added Lavallee.

Voya plans to provide further details on the transaction during its third-quarter 2022 earnings call on Wednesday, Nov. 2, 2022, at 10 a.m. ET. The call can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website at investors.voya.com starting at 1 p.m. ET on Nov. 2, 2022.

Perella Weinberg Partners LP is serving as financial advisor, and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Voya in connection with this transaction. Barclays served as financial advisor, and Sullivan & Cromwell LLP served as legal counsel to Benefitfocus.

Media Contacts:
Christopher Breslin	Ana Perez
Voya Financial	Benefitfocus
(212) 309-8941	(312) 520-3002
Christopher.Breslin@voya.com	ana.perez@benefitfocus.com

Investor Contacts:
Michael Katz	Doug Kuckelman
Voya Financial	Benefitfocus
(212) 309-8999	(843) 790-7460
IR@voya.com	doug.kuckelman@benefitfocus.com

[1]

This is a non-GAAP financial measure. More information on non-GAAP measures and reconciliations to the most comparable U.S. GAAP measures can be found in our Quarterly Report on Form 10-Q for the three months ended June 30, 2022.

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About Voya Financial®

Voya Financial, Inc. (NYSE: VOYA) is a leading health, wealth and investment company that provides products, solutions and technologies that enable a better financial future for its clients, customers and society. Serving the needs of 14.3 million individual, workplace and institutional clients, Voya has approximately 6,000 employees and had $644 billion in total assets under management and administration as of June 30, 2022. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has earned recognition as: one of the World’s Most Ethical Companies® by the Ethisphere Institute; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a cloud-based benefits administration technology company committed to helping our customers, and the people they serve, get the most out of their health care and benefit programs. Through exceptional service and innovative SaaS solutions, we aim to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes. Our mission is simple: to improve lives with benefits. Learn more at www.benefitfocus.com, LinkedIn, Facebook, Instagram and Twitter.

Forward-Looking and Other Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Neither Voya nor Benefitfocus assumes any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and cyber terrorism or cyber attacks and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) in the case of Voya, our ability to successfully manage the separation of our individual life business on the expected timeline and economic terms, (xiii) in the case of Voya, our ability to realize the expected benefits from the transaction with Allianz Global Investors, (xiv) with respect to the proposed acquisition of Benefitfocus by Voya, (1) conditions to the completion of the proposed transaction, including Benefitfocus stockholder approval, may not be satisfied or required regulatory approvals may not be obtained on the terms expected or on the anticipated schedule; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed transaction or a delay in the consummation of the proposed transaction; (3) the effect of the announcement or pendency of the proposed transaction on either parties’ customers, suppliers, business relationships, operating results and business generally; (4) the risk that the proposed transaction disrupts Benefitfocus’ current plans and operations and the potential difficulties in Benefitfocus’ employee retention as a result of the proposed transaction; (5) the risk related to the proposed transaction diverting Benefitfocus management’s attention from ongoing

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business operations and potential litigation that may be instituted against Benefitfocus or its directors or officers related to the proposed transaction; (6) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (7) the ability of the parties to realize the expected benefits of the proposed transaction; and (xv) such other factors as are set forth in Voya’s and Benefitfocus’ periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described in the “Risk Factors,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” and “Forward Looking Statements” sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in other documents filed by either of them from time to time with the SEC, as applicable, all of which are available at www.sec.gov.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Benefitfocus by Voya. In connection with the proposed acquisition, Benefitfocus will file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A and other relevant documents. STOCKHOLDERS OF BENEFITFOCUS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BENEFITFOCUS’ PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Benefitfocus stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Benefitfocus. Such documents are not currently available.

Participants in Solicitation

Voya, Benefitfocus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Benefitfocus’ stockholders in respect of the proposed acquisition. Information about the directors and executive officers of Benefitfocus is set forth in the proxy statement for Benefitfocus’ 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2022. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed acquisition when it becomes available.

VOYA-IR VOYA-CF VOYA-RET VOYA-EB

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